Exhibit 10.74
AMENDMENT TO
MANAGEMENT STOCKHOLDER’S AGREEMENT
     This Amendment, dated as of August ___, 2008, to the Management Stockholder’s Agreement, as amended (the “MSA”), between ITC Holdings Corp. (the “Company”) and the undersigned (“Optionee”).
     WHEREAS, the Company and Optionee have entered into one or more stock option agreements or restricted stock agreements to document option or restricted stock grants made to Optionee under the Company’s 2003 Amended and Restated Stock Purchase and Option Plan for Key Employees;
     WHEREAS, the Compensation Committee of the Company’s Board of Directors has authorized the Company to enter into an amendment to the MSA on the terms set forth herein and also to modify such stock option agreements and restricted stock agreements;
     WHEREAS, the Company and Optionee desire to amend the MSA in accordance with Section 18 thereof and are contemporaneously amending such stock option agreements and restricted stock agreements;
     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the MSA and this Amendment, the parties hereby agree as follows:
     1. Clause (ii) of Section 6(a) of the MSA is amended and restated in its entirety as follows:
     (ii) the Management Stockholder’s active employment with the Company (and/or if applicable, its subsidiaries) is terminated by the Management Stockholder without Good Reason other than due to Retirement (as defined in the Management Stockholder’s Stock Option Agreement or Restricted Stock Agreement),
     2. Clauses (i) and (ii) of Section 6(b) of the MSA are amended and restated in their entirety as follows:
(i) by the Management Stockholder with Good Reason (other than upon Retirement) or due to death or Permanent Disability; or (ii) by the Company (and/or, if applicable, its subsidiaries) without Cause prior to the Management Stockholder’s 65th birthday (each, a “Section 6(b) Call Event”), then the Company may:
     3. Section 6(c) of the MSA is amended and restated in its entirety as follows:
     (c) Termination upon Retirement. Except as otherwise provided herein, if, prior to the fifth anniversary of the Effective Date, the Management Stockholder’s employment with the Company (and/or, if applicable, its subsidiaries) is terminated as a result of Retirement (a “Section 6(c) Call Event”), then the Company may, with respect to the Stock, purchase all or any portion of the shares of Stock then held by the applicable Management Stockholder Entities, at a per share price equal to the Fair Market Value Per Share.
     4. All references in Section 6(e) of the MSA to Section 6(c) are hereby deleted.
     5. The term “Agreement” as used in the MSA shall be deemed to refer to the MSA as amended through the date hereof, including without limitation this Amendment.
     6. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.
ITC HOLDINGS CORP.

By:
Name:

Title:

(signature)

(print Optionee name)

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